Exhibit 10.3

TWIN DISC, INCORPORATED
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the “Agreement”), by and between TWIN DISC, INCORPORATED (the “Company”) and _____________________ (the “Director”) is dated this ___ day of __________, 20___, to memorialize awards of restricted stock under an equity compensation plan of the Company.

WHEREAS, the Company has adopted, and the shareholders of the Company have approved, the Twin Disc, Incorporated 2010 Stock Incentive Plan for Non-Employee Directors (the “Plan”), pursuant to which non-employee directors of the Company may receive a portion of their annual retainer in the form of restricted stock as of the day of each annual shareholders meeting; and

WHEREAS, the current annual retainer (exclusive of Committee chair fees) is $_________, and the Board of Directors has approved that ____% of such annual retainer will be paid in the form of restricted stock.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereto agree as follows:

1. Restricted Stock Awards.  Subject to the terms of the Plan, a copy of which has been provided to the Director and is incorporated herein by reference, and subject to the terms and conditions and restrictions set forth below, the Company grants and agrees to grant to the Director _____ shares of the common stock (“Restricted Stock”) of the Company.

2. Fair Market Value.  The fair market value of the shares granted was ___________ dollars and ______________ cents ($_______) per share on the date of grant.

3. Price Paid by Director.  The price to be paid by the Director for the Restricted Stock shall be         No          Dollars ($ 0.00      ) per share.

4. Restrictions on Transferability.  Except as otherwise provided in Section 5, the shares granted shall not be subject to sale, assignment, pledge or other transfer or disposition by the Director, except by reason of an exchange or conversion of such shares because of merger, consolidation, reorganization or other corporate action.  Any shares into which the granted shares may be converted or for which the granted shares may be exchanged in a merger, consolidation, reorganization or other corporate action shall be subject to the same transferability restrictions as the granted shares.

5. Lapse of Restrictions on Transferability.  The shares of Restricted Stock awarded hereunder shall become freely transferable as of the date of the annual meeting of the Company’s shareholders that is subsequent to the date the Restricted Stock was awarded if the Director continues to serve on the Board of Directors of the Company up to such meeting; provided, however, that all Restricted Stock held by the Director shall become freely transferable upon the death or disability of the Director, as provided in Section 9.3 of the Plan.

6. Forfeitability.  Notwithstanding Section 5 of this Agreement, if the Director:
a.	is recommended by the Company to be re-elected to the Board and fails to be re-elected by the shareholders of the Company to the Board in that election; or

b.
is prohibited from serving on the Board by any court of competent jurisdiction or other government authority, or in the discretion of the Board is no longer competent to serve on the Board due to the Director’s violation of state or federal securities law or other rule of the NASDAQ Stock Market (or such other listing standards then applicable to the Company), then any Restricted Stock held by the Director that remains subject to the transfer restrictions set forth in Section 4 shall be immediately forfeited.

7. Rights of Shareholder.  Upon the date of issuance of certificates for shares granted, the Director shall otherwise have all the rights of a shareholder including the right to receive dividends and to vote shares.  Cash and stock dividends shall be payable to the Director as they are paid by the Company, even if the restrictions on the shares to which such dividends relate have not yet lapsed.  The certificates representing such shares shall be held by the Company for account of the Director, and shall be delivered to the Director as and when the shares represented thereby become non-forfeitable.

8. Section 83(b) Election.  The Director acknowledges that:  (1) the stock granted pursuant to the Plan and this Agreement is restricted property for purposes of Section 83(b) of the Internal Revenue Code and that the shares granted are subject to a substantial risk of forfeiture as therein defined until the year in which such shares are no longer subject to a substantial risk of forfeiture; and (2) the Director may make an election to include the fair market value of the shares in income in the year of the grant in which case no income is included in the year the shares are no longer subject to a substantial risk of forfeiture.  Responsibility for determining whether or not to make such an election and compliance with the necessary requirements is the sole responsibility of the Director.

9. Restrictions on Transfer.  The Director agrees for himself and his heirs, legatees and legal representatives, with respect to all shares granted hereunder (or any securities issued in lieu of or in substitution or exchange therefore) that such shares will not be sold or transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an applicable exemption from registration (such as SEC Rule 144).  The Director represents that such shares are being acquired for the Director’s own account and for purposes of investment, and not with a view to, or for sale in connection with, the distribution of such shares, nor with any present intention of distributing such shares.

TWIN DISC, INCORPORATED

By:           ____________________________________
Its:           ____________________________________

DIRECTOR:

__________________________________________

21916639_1.DOC